                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                             1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]Preliminary Proxy Statement           [  ]Confidential, for Use of the
                                          Commission
                                            Only (as permitted by Rule 14a-
                                          6(e)(2))

[X]Definitive Proxy Statement
[  ]Definitive Additional Materials
[  ]Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                        ALBANY MOLECULAR RESEARCH, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid.
  (2) Form, Schedule or Registration Statement no.:
  (3) Filing Party:
  (4) Dated Filed:

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 Corporate Circle
                          Albany, New York 12203-5154

                                                                 April 30, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Albany Molecular Research, Inc., a Delaware corporation (the "Company"), to be held on Thursday, June 17, 1999, at 9:00 a.m., local time, at The Italian American Center, 257 Washington Avenue Extension, Albany, NY 12205 (together with any adjournments or postponements thereof, the "Annual Meeting").

  The Annual Meeting has been called for the purpose of (i) electing two Class I Directors for three-year terms and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on Friday, April 23, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

  The Board of Directors of the Company recommends that you vote "FOR" the election of each nominee of the Board of Directors as Directors of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          Thomas E. D'Ambra, Ph.D.
                                          Chairman and Chief Executive Officer

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 Corporate Circle
                          Albany, New York 12203-5154
                                (518) 464-0279

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on June 17, 1999

                               ----------------

  Notice is hereby given that the 1999 Annual Meeting of Stockholders of Albany Molecular Research, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 17, 1999, at 9:00 a.m., local time, at The Italian American Center, 257 Washington Avenue Extension, Albany, NY 12205 (the "Annual Meeting") for the purpose of considering and voting upon:

  1. The election of two Class I Directors for three-year terms; and

  2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 23, 1999 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Donald E. Kuhla, Ph.D.
                                          Secretary

Albany, New York
April 30, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 Corporate Circle
                          Albany, New York 12203-5154
                                (518) 464-0279

                               ----------------
                                PROXY STATEMENT
                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on June 17, 1999

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Albany Molecular Research, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 17, 1999 at 9:00 a.m., local time, at The Italian American Center, 257 Washington Avenue Extension, Albany, New York 12205 and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2002 and until such Directors' successors are duly elected and qualified; and

    2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 30, 1999 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 23, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 12,894,668 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 94 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominees as Directors of the Company.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of the Director.

  Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the nominees for Director listed in this Proxy Statement. It is not anticipated that any matters other than the election of Directors, will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1998, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation materials.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of five members and is divided into three classes, with two Directors in Class I, one Director in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, two Class I Directors will be elected to serve until the annual meeting of stockholders in 2002 and until each such Director's successor is duly elected and qualified. The Board of Directors has nominated Chester J. Opalka and Frank W. Haydu, III for re-election as Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Chester J. Opalka and Frank W. Haydu, III as Directors. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE OF THE BOARD OF DIRECTORS AS A DIRECTOR OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held eight (8) meetings during 1998. During 1998, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee recommends the independent accounting firm to be appointed to audit the Company's financial statements and to perform services related to such audit, reviews the scope and results of the audit with the independent accountants, reviews the Company's year-end operating results with management and the independent accountants, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Plan") and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee currently consists of Mr. Haydu and Dr. Tartaglia, neither of whom is an officer or an employee of the Company, and held one (1) meeting during 1998. The Compensation Committee currently consists of Mr. Haydu and Dr. Tartaglia and held one (1) meeting during 1998.

  Non-employee Directors receive $10,000 annually plus $1,000 per meeting as compensation for their services as Directors. Directors who are also employees do not receive any additional compensation for service as Directors. Further, each Director is reimbursed for reasonable travel and other expenses incurred in attending meetings. Prior to joining the Company in July 1998, Dr. Kuhla also received a consulting fee of $2,500 per quarter for miscellaneous projects and business development activities.

  Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        Director
Name                                                                Age  Since
----                                                                --- --------
Class I-Term Expires 1999
Chester J. Opalka*.................................................  50   1991
Frank W. Haydu, III (1)(2)*........................................  51   1998

Class II-Term Expires 2000
Donald E. Kuhla, Ph.D..............................................  56   1995

Class III-Term Expires 2001
Thomas E. D'Ambra, Ph.D............................................  43   1991
Anthony M. Tartaglia, M.D.(1)(2)...................................  66   1995

--------
*  Nominee for re-election.
(1) Member of Audit Committee.
(2) Member of the Compensation Committee.

  The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

  Thomas E. D'Ambra, Ph.D. co-founded the Company in 1991 and currently serves as the Company's Chairman of the Board and Chief Executive Officer. Prior to co-founding the Company, Dr. D'Ambra served as the Vice President, Chemistry and co-founder of Coromed, Inc., a traditional development CRO, from 1989 to 1991 and Group Leader and Senior Research Chemist with Sterling Winthrop, Inc., a pharmaceutical company, from 1982 to 1989. Dr. D'Ambra holds a B.A. degree in chemistry from the College of the Holy Cross and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

  Donald E. Kuhla, Ph.D. has served as the Company's President and Chief Operating Officer since July 1998 and as a Director of the Company since October 1995. Prior to joining the Company as an employee, Dr. Kuhla served as the Vice President and Chief Technical Officer of Plexus Ventures, Inc., a biotechnology investment and consulting company, from February 1994 to June 1998, the Chief Operating Officer of Hybridon, Inc., a pharmaceutical company, and Enzymatics, Inc., a medical diagnostics company, from November 1990 to February 1994, in various positions with Rorer Group, Inc., a pharmaceutical company, from 1981 to 1990 and in various positions with Pfizer Inc., a pharmaceutical company, from 1968 to 1981. Dr. Kuhla has a B.A. degree in chemistry from New York University and a Ph.D. in organic chemistry from Ohio State University.

  Chester J. Opalka co-founded the Company in 1991, currently serves as Vice President and Director of Laboratory Operations and has served as a Director of the Company since its inception. Prior to co-founding the Company, Mr. Opalka served as a Senior Research Chemist with Coromed, Inc. from January 1991 to September 1991 and in various positions with Sterling Winthrop, Inc. from 1970 to 1991. Mr. Opalka holds a B.S. degree in chemistry from Niagara University.

  Anthony P. Tartaglia, M.D. has served as a Director of the Company since October 1995. Dr. Tartaglia served as a physician with Albany Medical Center from 1984 until his retirement in June 1998 and also served as Dean of Albany Medical College from 1990 to June 1995. Dr. Tartaglia previously served as Executive

Director of the Albany Medical Center Hospital from 1987 to 1990, Senior Vice President for Patient Care of the Albany Medical Center from 1984 to 1987 and as Chief of Medicine at St. Peter's Hospital in Albany from 1975 to 1984. Dr. Tartaglia is also a director of Albank Financial Corporation, a bank holding company. Dr. Tartaglia holds a B.S. degree in biology from Union College and a M.D. from the University of Rochester Medical School.

  Frank W. Haydu, III has served as a Director of the Company since October 1998. Mr. Haydu has served as the Chairman of Haydu & Lind, LLC, a senior living development company, since co-founding it in June 1996. Mr. Haydu also recently served as the interim Commissioner of Education of Massachusetts from February 1998 to July 1998. Prior to co-founding Haydu & Lind, LLC, Mr. Haydu served as the interim President and Chief Executive Officer of the New England Medical Center Hospitals, Inc. from October 1995 to May 1996, a Senior Advisor to Smith Barney, Inc., an investment bank, from August 1994 to August 1995, and as a Managing Director of Kidder, Peabody & Company, Inc., an investment bank, from 1990 to August 1994. Mr. Haydu also serves as a director of several private companies. Mr. Haydu holds a B.A. degree in economics from Muhlenberg College.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of December 31, 1998.

              Name               Age                Position
              ----               --- --------------------------------------

 Thomas E. D'Ambra, Ph.D........  43 Chairman of the Board of Directors and
                                     Chief Executive Officer
 Donald E. Kuhla, Ph.D..........  56 President, Chief Operating Officer and
 Lawrence D. Jones, Ph.D........     Secretary
 Michael P. Trova, Ph.D.........  47 Vice President, Business Development
 Harold Meckler, Ph.D...........  37 Vice President, Medicinal Chemistry
 James J. Grates................  42 Vice President, Chemical Development
 David P. Waldek................  37 Vice President, Human Resources
                                  34 Chief Financial Officer and Treasurer
 Chester J. Opalka..............  50 Vice President, Director of Laboratory
                                     Operations

  Lawrence D. Jones, Ph.D. has served as the Company's Vice President, Business Development since January 1999 and served as the Company's Vice President, Commercial Operations and Quality from June 1998 to January 1999 and served as the Company's Vice President, Operations from March 1998 to June 1998. Prior to joining the Company, Dr. Jones served as the Executive Vice President and co-founder of Inhalon Pharmaceuticals, Inc., a manufacturer and distributor of generic inhalation anesthetics, from August 1991 to February 1998, the Director of Marketing and Development for Kaneka America Corporation, a manufacturer and distributor of chemical intermediates, from 1988 to 1991, and a Sales and Marketing Manager with Johnson Matthey, Inc., a pharmaceutical manufacturer, from 1980 to 1998. Dr. Jones holds a B.A. degree in chemistry from Cornell University and a Ph.D. in organic chemistry from Duke University.

  Michael P. Trova, Ph.D. has served as the Company's Vice President, Medicinal Chemistry since March 1998 and served as the Company's Director of Medicinal Chemistry from August 1996 to March 1998 and as the Company's Assistant Director of Medicinal Chemistry from August 1995 to August 1996. Prior to joining the Company, Dr. Trova was a staff scientist with American Cyanamid, Lederle Laboratories, a pharmaceutical company, from 1989 to August 1995 and a post-doctoral researcher at the Massachusetts Institute of Technology from 1987 to 1989. Dr. Trova holds a B.S. degree in chemistry from Rensselaer Polytechnic Institute and a Ph.D. in organic chemistry from Ohio State University.

  Harold Meckler, Ph.D. has served as the Company's Vice President, Chemical Development since May 1997 and served as the Company's Director of Chemical Development from August 1995 to May 1997. Prior to joining the Company, Dr. Meckler served as Manager, Organic Chemistry of Telor Ophthalmic
Pharmaceuticals,

Inc., a biopharmaceutical company, from March 1994 to August 1995, in various capacities with Ciba-Geigy Corporation, a pharmaceutical company, from 1984 to March 1994, and as Senior Research Chemist, Chemical Development with Sterling Winthrop, Inc. from 1982 to 1984. Dr. Meckler holds a B.S. degree in chemistry from the University of Maryland, College Park and a Ph.D. in organic chemistry from the State University of New York, Buffalo.

  James J. Grates joined the Company in December 1996 and currently serves as the Company's Vice President, Human Resources. Prior to joining the Company, Mr. Grates was Executive Vice President, Corporate Services with Corporate Health Dimensions, a health care service provider company, from April 1995 to December 1996 and Manager of Human Resources with Norton Performance Plastics, Inc., a plastic manufacturer, from 1990 to September 1995. Mr. Grates holds a B.S. degree in business administration from Syracuse University and an A.A.S. degree in marketing from Herkimer County Community College.

  David P. Waldek has served as the Company's Chief Financial Officer since March 1999. Prior to joining the Company, Mr. Waldek was Vice President, Finance of NAMIC U.S.A. Corporation, a medical device company, from November 1990 to March 1999. NAMIC U.S.A. Corporation was affiliated with Pfizer, Inc., a pharmaceutical company from March 1995 to September 1998 and was acquired by Boston Scientific Corporation, a medical device company, in September 1998. Mr. Waldek also served as Senior Accountant for Ernst & Young, an independent public accounting firm, from September 1987 to November 1990. Mr. Waldek holds a B.S. degree in economics from the University of Rochester and an M.B.A. in finance from the William E. Simon Graduate School of Business Administration.

                            EXECUTIVE COMPENSATION

Summary Compensation

  Summary Compensation. The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer, the four other most highly compensated executive officers and one former executive officer who each earned in excess of $100,000 in salary and bonus during the year ended December 31, 1998 (the "Named Executive Officers").

                          Summary Compensation Table

                                                    Long Term
                                                   Compensation
                            Annual Compensation       Awards
                         ------------------------- ------------
                                                    Number of
                                                      Shares
                                                    Underlying
Name and Principal       Fiscal                      Options       All Other
Position                  Year  Salary($) Bonus($)  Granted(#)  Compensation($)
------------------       ------ --------- -------- ------------ ---------------
Thomas E. D'Ambra,
 Ph.D..................   1998   197,403  105,000         --       1,821,628(1)
 Chairman and Chief
  Executive Officer
Donald E. Kuhla, Ph.D.
 (2)...................   1998    84,135   25,000    112,500          75,487(3)
 President and Chief
  Operating Officer
Harold Meckler, Ph.D...   1998   118,615   18,000         --          10,000(4)
 Vice President,
  Chemical Development
Michael P. Trova,
 Ph.D..................   1998   111,738   40,000         --          10,000(4)
 Vice President,
  Medicinal Chemistry
Lawrence D. Jones,
 Ph.D.(5)..............   1998   108,808   10,350     33,750          30,049(6)
 Vice President,
  Business Development
Harold M. Armstrong,
 Jr.(7)................   1998   123,462       --         --         377,430(8)
 Former Chief Financial
  Officer

--------
(1) Constitutes amounts earned by Dr. D'Ambra under the Company's Technology Development Incentive Plan.
(2) Joined the Company as an officer in July 1998.
(3) Consists of $12,400 in director fees and $5,000 in consulting fees paid to Dr. Kuhla prior to his employment by the Company and $58,087 as reimbursement for relocation expenses incurred when Dr. Kuhla joined the Company.
(4) Constitutes debt forgiveness under notes payable to the Company.
(5) Joined the Company in March 1998.
(6) Constitutes reimbursement of relocation expenses incurred when Dr. Jones joined the Company.
(7) Departed from the Company in October 1998.
(8) Constitutes a severance payment made upon Mr. Armstrong's departure from the Company.

  Option Grants, Exercises and Holdings. The following table sets forth information regarding stock options granted during 1998.

                       Option Grants in Last Fiscal Year

                                                      Individual Grants
                         ----------------------------------------------------------------------------
                                                                                       Potential
                                                                                  Realizable Value at
                                                                                    Assumed Annual
                           Number of      Percent of                                Rates of Stock
                           Securities   Total Options                             Price Appreciation
                           Underlying      Granted        Exercise                for Option Term(3)
                            Options      to Employees      or Base     Expiration -------------------
Name                     Granted (#)(1) in Fiscal Year Price ($/Sh)(2)    Date     5% ($)   10% ($)
----                     -------------- -------------- --------------- ---------- -------- ----------
Donald E. Kuhla, Ph.D...    112,500          58.1           8.89        6/25/08    628,973  1,593,942
Lawrence D. Jones,
 Ph.D...................     33,750          17.4           4.91        3/16/08    104,216    264,103

--------
(1) Vesting of options is subject to the continuation of such employee's service relationship with the Company. The options terminate ten years after the grant date, subject to earlier termination in accordance with the Company's 1992 Stock Option Plan and the applicable option agreement.
(2) The exercise price equals the fair market value of the stock as of the grant date as determined by the Board of Directors after consideration of a number of factors, including, but not limited to, the Company's financial performance, the Company's status as a private company at the time of grants, the minority interests represented by the option shares and the price of shares of equity securities sold to or purchased by outside investors.
(3) The amounts shown as potential realizable value illustrate what might be realized upon exercise immediately prior to expiration of the option term using the 5% and 10% appreciation rates established in regulations of the Securities and Exchange Commission (the "Commission"), compounded annually. The following table sets forth the potential realizable value of the options held by the Named Executive Officers using the Company's initial public offering price of $20.00 per share at the 5% and 10% appreciation rates:

                                                                 Potential
                                                            Realizable Value at
                                                              Assumed Annual
                                                 Number of    Rates of Stock
                                                Securities  Price Appreciation
                                                Underlying    for Option Term
                                                  Options   -------------------
                                                Granted (#)  5% ($)    10% ($)
                                                ----------- --------- ---------
     Donald E. Kuhla, Ph.D.....................   112,500   2,664,888 4,835,796
     Lawrence D. Jones, Ph.D...................    33,750     933,791 1,585,064

  The potential realizable value is based solely on assumed annual appreciation rates required by the Commission's regulations and is not intended to predict future appreciation of the price of the Common Stock. The values shown do not consider non-transferability, vesting or termination of the options upon termination of such employee's employment with the Company.

  Option Exercises and Year-End Holdings. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                    Number of Securities Underlying      Value of Unexercised In-
                                                          Unexercised Options              the-Money Options at
                             Shares                     at Fiscal Year-End (#)            Fiscal Year-End ($)(1)
                          Acquired On     Value     ----------------------------------   -------------------------
Name                      Exercise (#) Realized ($)  Exercisable       Unexercisable     Exercisable Unexercisable
----                      ------------ ------------ --------------    ----------------   ----------- -------------
Thomas E. D'Ambra,
 Ph.D...................         --           --                  --              45,859         --      767,365
Donald E. Kuhla, Ph.D...         --           --              28,125             118,125    507,000    1,346,438
Harold Meckler, Ph.D....         --           --              54,000              47,047  1,019,520      788,975
Michael P. Trova,
 Ph.D...................     18,000      171,840              36,000              23,309    679,680      389,924
Lawrence D. Jones,
 Ph.D...................         --           --                  --              33,750         --      509,288

--------
(1) There was no public trading market for the Common Stock as of December 31, 1998. Accordingly, these values have been calculated on the basis of the Company's initial public offering price of $20.00 per share, less the applicable exercise price.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

  The Compensation Committee of the Board consists of Mr. Haydu and Dr. Tartaglia, neither of whom is an officer or an employee of the Company. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the 1998 Stock Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans.

  Compensation Policies for Executive Officers (including the Named Executive Officers). The Compensation Committee's executive compensation philosophy is to: (i) provide competitive levels of compensation that integrate pay with the individual executive's performance and the Company's short- and long-term performance goals; (ii) motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) provide compensation opportunities and benefits that are comparable to those offered by other companies in the pharmaceutical and biotechnological industry, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's short- and long-term success; (iv) align the interests of key executives with the short- and long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options; and (v) recognize individual contributions as well as overall business results. The Company's objectives include qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

  The compensation of the Company's Chief Executive Officer and other executive officers is currently comprised of annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option grants under the 1998 Stock Option Plan or any other plan related to the Company's stock.

  The Compensation Committee has determined that base salaries of executive officers should be set at levels that are competitive with those of executives of comparably-sized companies in the pharmaceutical and biotechnological industry. In addition, the Compensation Committee believes that it is appropriate to reward performance through a combination of cash bonuses and stock option grants and to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to enhance the Company's short-term financial performance and to enhance profitable growth over the long-term.

  Base Salary. Base salaries for each of the Company's executive officers are targeted according to the salaries of employees holding similar offices and having similar responsibilities at comparably-sized companies within the pharmaceutical and biotechnological industry. Annual salary adjustments for executive officers are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive officer and any change in the responsibilities assumed by such executive officer. Salary adjustments are normally determined and made on an annual basis.

  Bonuses. At the beginning of each year the Compensation Committee adopts a performance bonus program setting forth strategic goals for the year and a percentage of base salary that will be awarded to the senior management team based upon the achievement of these goals. All awards are paid in full, in cash, following the year of performance. The Compensation Committee awarded bonuses to its executive officers for 1998 based on the achievement of the Company and individual predetermined goals for 1998.

  Stock Option Grants. Stock options are designed to attract and retain executives who can make significant contributions to the Company's success; reward executives for such significant contributions; give executives a long-term incentive to increase shareholder value; and align the interests of the Company's senior executives with those of its stockholders. In determining whether to grant stock options to executive officers, the Compensation Committee evaluates each officer's performance by examining criteria similar to that involved in fixing cash bonuses. The Compensation Committee also may grant stock options for executive retention purposes, taking into account, among other things, general industry practices. Stock options generally have been granted with a ten-year term, with 60% vesting on the third anniversary of the grant date and the remainder vesting in equal annual installments over the next two years at an exercise price equal to or above the fair market value of the Common Stock on the grant date.

  Compensation of Chief Executive Officer. Thomas E. D'Ambra, Ph.D., the Company's Chief Executive Officer, receives competitive compensation and regular benefits in effect for senior executives of the Company. In 1998, the Compensation Committee reviewed information regarding the compensation paid to the Chief Executive Officers of comparable companies, and evaluated achievement of corporate, individual and organizational objectives for 1998. Dr. D'Ambra's annual compensation for 1998 was $197,403, a 10.7% increase from the year ended December 31, 1997. Dr. D'Ambra also earned a cash bonus of $105,000 and $1,821,628 under the Company's Technology Development Incentive Plan. The base salary for Dr. Thomas E. D'Ambra, Ph.D, the Chief Executive Officer, was established pursuant to an employment agreement. Such employment agreement is described more fully below under "Agreements With Named Executive Officers" and "--Compensation of the Chief Executive Officer." Dr. D'Ambra did not receive any options to acquire any shares of the Company's Common Stock in 1998.

                            COMPENSATION COMMITTEE

               Frank W. Haydu, III    Anthony P. Tartaglia, M.D.

Compensation Committee Interlocks and Insider Participation

  All executive officer compensation decisions are made by the Compensation Committee. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the 1998 Stock Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The current members of the Compensation Committee are Mr. Haydu and Dr. Tartaglia, neither of whom are executive officers of the Company. Prior to joining the Company as an executive officer in June 1998, Dr. Kuhla served as a member of the Compensation Committee. While serving as a member of the Compensation Committee, Dr. Kuhla received a consulting fee of $2,500 per quarter unrelated to such service.

Agreements with Named Executive Officers

  The Company has entered into employment agreements with each of the Named Executive Officers (other than Mr. Armstrong, who departed the Company in October 1998). The terms of the agreements are substantially similar, except with respect to minimum annual base salary ($200,000, $175,000, $150,000, $138,000, $120,000 and $115,000 for Dr. D'Ambra, Dr. Kuhla, Mr. Waldek, Dr.
Jones, Dr. Meckler and Dr. Trova, respectively) and as set forth below with respect to the termination of employment upon a "change of control." In addition to their annual base salary, these Named Executive Officers will be eligible to receive bonus compensation to be determined at the discretion of the Board of Directors. The agreements have initial employment terms of three years and automatically renew for one year periods thereafter. If the Company elects not to extend an agreement for any reason or if the executive's employment is terminated by the Company without "cause" (as defined) or by the executive upon a material breach of the agreement by the Company, the Company will continue to pay the executive his base salary for one year and will pay to the executive in monthly installments over such one year period an amount equal to the executive's cash bonus received in respect of the immediately preceding year.

  Upon termination by the Company of the executive's employment without "cause" or upon a resignation by the executive for "good reason" (as defined) or if an employment agreement is not renewed by the Company within twelve months following a "change of control" (as defined), such executive will be entitled to receive a severance amount equal to the sum of
(i) a multiple of the executive's annual base salary, plus (ii) the executive's cash bonus received in respect of the immediately preceding year. The multiples of base salary to be paid by the Company to Dr. D'Ambra, and Dr. Kuhla upon the termination of their employment following a "change of control" are three and two times, respectively, and the multiple of base salary to be paid by the Company to Mr. Waldek, Dr. Jones, Dr. Meckler and Dr. Trova upon the termination of their employment following a "change of control" is one time.

  On October 28, 1998, the Company's former chief financial officer, Harold M. Armstrong, departed from the Company. In connection with Mr. Armstrong's departure, the Company and Mr. Armstrong entered into a letter agreement pursuant to which the Company paid Mr. Armstrong a severance payment equal to his annualized base salary for the 1998 fiscal year and bonus for the 1997 fiscal year. The Company also repurchased a total of 1,131,903 shares of Common Stock from Mr. Armstrong and a trust for the benefit of his family for an aggregate purchase price of approximately $9.9 million, of which $2.0 million was paid in cash and $7.9 million was paid in promissory notes. The remaining amounts due under these notes were repaid from the net proceeds of the Company's initial public offering. On March 1, 1999, the Company hired Mr. David P. Waldek as its new Chief Financial Officer.

  The Company has also entered into Employment Innovation, Proprietary Information and Post-Employment Activity Agreements with its Named Executive Officers. Each agreement provides that, during the six month period immediately following the termination of his employment with the Company, the Named Executive Officer will not engage, directly or indirectly, in the sale or performance of any services for a customer for whom he performed services at any time during the twelve month period immediately preceding the termination of his employment.

Certain Transactions

  In March 1995, the Company entered into a license agreement with Hoechst Marion Roussel, Inc. ("HMRI"). Under the terms of the license agreement, the Company granted HMRI an exclusive, worldwide license to any patents issued to the Company related to its original 1993 U.S. patent application for a new process to prepare terfenadine carboxylic acid ("TAM") and the substantially pure form of TAM this process chemistry produced, fexofenadine HCl. Fexofenadine HCl is marketed by HMRI as Allegra in the Americas and as Telfast elsewhere. Pursuant to the license agreement, HMRI paid the Company $19.6 million in milestones and royalties in 1998. Included in the $19.6 million milestones and royalties paid in 1998 was $8.1 million of non-recurring milestones and royalty payments related to prior periods. HMRI is also obligated to pay ongoing royalties to the Company based upon sales of fexofenadine HCl. In connection with the transactions contemplated by the license agreement, the Company granted HMRI demand registration rights with respect to such shares whereby HMRI has the right (i) on any one occasion beginning six months after completion of the Company's initial public offering to require the Company to register its shares under the Securities Act for resale to the public (provided that the aggregate offering price of such shares must be at least $3.0 million), (ii) to require the Company to register its shares on a "shelf" registration statement in the event the Company registers shares held by Dr. D'Ambra and or Mr. Opalka under certain specified circumstances and (iii) to require the Company to include shares held by HMRI on registration statements independently filed by the Company, subject to certain restrictions. In addition, the Company has agreed to indemnify HMRI, its subsequent transferees, and any underwriters and each of their controlling persons, against certain claims and liabilities incurred in connection with any such registration, including claims and liabilities arising under the securities laws.

  Dr. D'Ambra is entitled to payments under the Company's Technology Development Incentive Plan for amounts paid to the Company under the license agreement with HMRI, including 10% of all royalties paid to the Company. Under this plan, Dr. D'Ambra earned $1,821,628 in 1998.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 23, 1999 of (i) each person known by the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock, (ii) each director and the Named Executive Officers of the Company (other than Mr. Armstrong, who to the Company's knowledge owns no shares of Common Stock) and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                          Shares Beneficially
                                                                 Owned
                                                          --------------------
               Name of Beneficial Owner(2)                 Number   Percent(1)
--------------------------------------------------------- --------- ----------
Thomas E. D'Ambra, Ph.D.(3).............................. 4,335,378    33.6%
Chester J. Opalka(4)..................................... 2,136,478    16.6
Hoechst Aktiengesellschaft(5)............................ 1,627,231    12.6
Charles W. Stiefel(6).................................... 1,260,000     9.8
Harold Meckler, Ph.D.(7).................................    54,400       *
Michael P. Trova, Ph.D.(8)...............................    54,000       *
Lawrence D. Jones, Ph.D.(9)..............................    11,000       *
Anthony P. Tartaglia, M.D.(10)...........................    39,497       *
Donald E. Kuhla, Ph.D. (11)..............................    45,304       *
Frank W. Haydu, III (12).................................     1,125       *
All executive officers and directors as a group (10
 persons)(13)............................................ 6,677,282    51.8

--------
*  Less than 1%.
(1) All percentages have been determined as of December 31, 1998 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after April 23, 1999. For purposes of computing the percentage of outstanding shares of the Company's Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after April 23, 1999 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of April 23, 1999, a total of 12,894,668 shares of Common Stock were issued and outstanding.
(2) The address of all listed stockholders other than Hoechst Aktiengesellschaft and Charles W. Stiefel is c/o Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203. The address of Hoechst Aktiengesellschaft is c/o Hoechst Marion Roussel, Inc., 10236 Marion Park Drive, Kansas City, Missouri 64137. The address of Charles W. Stiefel is c/o Stiefel Laboratories, Inc., 255 Alhambra Circle, Suite 1000, Coral Gables, Florida 33134.
(3) Includes 1,719,164 shares held by the Thomas E. D'Ambra GRAT I trust of which Dr. D'Ambra serves as the trustee. By virtue of his position as trustee, Dr. D'Ambra may be deemed to be the beneficial owner of all shares held by such trust. Excludes 45,859 shares subject to options not exercisable within 60 days.
(4) Includes 409,995 shares held by the Chester J. Opalka 1997 Retained Annuity Trust of which Mr. Opalka serves as a co-trustee. By virtue of his position as a co-trustee, Mr. Opalka may be deemed to be the beneficial owner of all shares held by such trust. Excludes 17,054 shares subject to options not exercisable within 60 days.
(5) Hoechst Aktiengesellschaft is a publicly-held company and the parent of Hoechst Marion Roussel Aktiengesellschaft, a German corporation ("HMRA"). HMRA, in turn, is the parent of both HMR Pharma, Inc., a Delaware corporation, and Hoechst Marion Roussel, S.A., a French corporation, which together own all of the outstanding shares of Hoechst Marion Roussel, Inc., the holder of record of these shares.

(6) Includes 630,000 shares subject to options exercisable within 60 days. Charles W. Stiefel may be deemed to be the beneficial owner of all of the shares beneficially held by Stiefel Laboratories, Inc., the holder of record of these shares.
(7) Includes 54,000 shares subject to options exercisable within 60 days. Excludes 49,047 shares subject to options not exercisable within 60 days.
(8) Includes 36,000 shares subject to options exercisable within 60 days. Excludes 25,909 shares subject to options not exercisable within 60 days.
(9) Excludes 35,750 shares subject to options not exercisable within 60 days.
(10) Includes 33,694 shares subject to options exercisable within 60 days. Excludes 5,681 shares subject to options not exercisable within 60 days.
(11) Includes 43,088 shares subject to options exercisable within 60 days. Excludes 107,162 shares subject to options not exercisable within 60 days.
(12) Excludes 5,625 shares subject to options not exercisable within 60 days.
(13) Includes 166,782 shares subject to options exercisable within 60 days. Excludes 381,922 shares subject to options not exercisable within 60 days.

                                  MARKET VALUE

  There was no public trading market for the Common Stock as of December 31, 1998.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company on or before December 31, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy. Such proposals should be sent to: Secretary, Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203-5154. A stockholder who wishes to present a proposal at the Company's next annual meeting of stockholders, other than a proposal to be considered for inclusion in the Company's proxy statement described above, must deliver the proposal to: Secretary, Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203-5154. The Company's By-laws provide that the Company must receive the proposal at its principal executive offices not less than 75 days nor more than 120 days prior to the first anniversary of the date of the previous year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before or more than 60 days after the anniversary date of the immediately preceding annual meeting, notice must be so delivered not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the Commission's rules governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

  The Company has selected KPMG LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1999. The firm of KPMG LLP has served as the Company's independent public accountants since 1994. A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Because the Company was not subject to the reporting requirements of the Exchange Act during 1998, and, therefore, not subject to the provisions of
Section 16(a), the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them during 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the discretion of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        ALBANY MOLECULAR RESEARCH, INC.
                              21 Corporate Circle
                          Albany, New York 12203-5154

               Proxy for the 1999 Annual Meeting of Stockholders
                                 June 17, 1999

        This Proxy is Solicited on Behalf of the Board of Directors of
                        Albany Molecular Research, Inc.

    The undersigned acknowledge(s) receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 1999, and hereby constitutes and appoints Thomas E. D'Ambra, Donald E. Kuhla and
David P. Waldek (the "Proxies") and each of them, as Proxies of the undersigned, each with the power to appoint his substitute and to act alone, and authorizes each of them acting singly, to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Albany Molecular Research, Inc., held of record by the undersigned on April 23, 1999, at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 17, 1999 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

            The Board of Directors Recommends a Vote FOR Proposal 1
                     appearing on the Reverse Side hereof.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are indicated, this proxy will be voted FOR the election of the nominees set forth in Proposal 1. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and vote this proxy and return it in the postage paid envelope provided.

                                                             Please mark
                                                             your vote as    [X]
                                                             indicated in
                                                             this example

1. ELECTION OF DIRECTORS:

 FOR all nominees        WITHHOLD      Chester J. Opalka and Frank W. Haydu, III
listed to the right      AUTHORITY
(except as marked     to vote for all
 to the contrary)     nominees listed    (INSTRUCTION: To withhold authority to
                       to the right      vote for any individual nominee, draw
                                         a line through that individual's name
      [ ]                  [ ]           above.)

2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments and postponements thereof.


                                              Date                      , 1999
                                                  ----------------------

                                              --------------------------------
                                              Signature

                                              --------------------------------
                                              Signature, if held jointly

                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both
                                              should sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If executed by
                                              a corporation or partnership, the
                                              proxy should be signed by a duly
                                              authorized person of the
                                              stockholders' corporation or
                                              partnership, stating his or her
                                              title or authority.

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE